Exhibit 10.2

[LOGO] NORWEST(R)    NORWEST BANK MINNESOTA,
                     NATIONAL ASSOCIATION                    REVOLVING NOTE
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$1,500,000.00                                                       May 20, 1998

FOR VALUE RECEIVED, The Barbers, Hairstyling for Men & Women, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a First Amendment of even date herewith amending a Term Loan and Credit Agreement dated January 22, 1997 (as amended, the "Agreement") between the Bank and the Borrower and shall replace but not be deemed to satisfy the 1997 Revolving Note as defined in the First Amendment. The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE. The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Base Rate, floating. The Base Rate is the "base" or "prime" rate of interest established by the Bank from time to time at its principal office in Minneapolis, Minnesota.

REPAYMENT TERMS

INTEREST. Interest will be payable on the last day of each month, beginning May 31, 1998 or on DEMAND.

PRINCIPAL. Principal and any unpaid interest, will be due on the earlier of DEMAND or June 30, 2000.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. This Revolving Note will be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

BY:     /s/ J. BRENT HANSON
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ITS:    VICE PRESIDENT & CFO
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